USAllianz Rewards

A Flexible Premium Variable Annuity
Issued by Allianz Life Insurance Company of North America         DA__________

______________________________________________________________________________

1.CONTRACT OWNER   Must be age 80 or younger

     Name      Last                First                        Middle

     ________________________________________________________________________
     (If the Contract Owner is a trust, please include Trust Name, Trust Date, and the Trust Beneficial Owner(s))

     Address         Street Address                         Apartment Number

     City                            State                        Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                   (If the Contract Owner is a     ____Male
     Daytime Telephone (   )       trust, list the date(s) of birth
                                   for the beneficial owner(s))
______________________________________________________________________________

2.JOINT OWNER(Optional)
      Must be age 80 or younger.  Must be the Spouse of the Contract Owner.

     Name      Last                First                        Middle

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
     Daytime Telephone (   )
______________________________________________________________________________

3.ANNUITANT
      Must be age 80 or younger. Must complete if different than Contract owner.

     Name      Last                First                        Middle

     Address        Street Address                           Apartment Number

     City                          State                          Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
 Daytime Telephone________________Relationship to Contract Owner____________

______________________________________________________________________________

4.BENEFICIARY(IES) DESIGNATION

     Primary Beneficiary(ies):          Contingent Beneficiary(ies)
     (At the Contract Owner's
     death, the surviving
     Joint Owner becomes the
     Primary Beneficiary.)

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner

______________________________________________________________________________

5. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or
annuity?                            ___Yes - Please include appropriate forms.

                                    ___ No
______________________________________________________________________________

6. TAX QUALIFIED PLANS

Is this annuity part of a Tax
Qualified Plan?    ____ Yes  ____No  If yes, please select one of the following.

                              ___IRA Transfer/Rollover ___403(b)TSA
                              ___Regular Contribution
                                 for Tax Year________
                              ___Roth IRA              ___401 (Corporate Plan)
                              ___Roth IRA Conversion   ___Other _______________
______________________________________________________________________________

7.PURCHASE PAYMENT

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD or Mutual Fund Redemption. (If checked, please include the appropriate forms).
______________________________________________________________________________

8.PURCHASE PAYMENT ALLOCATION

  You may elect to have 100% of your bonus amount allocated to the USAllianz VIP Money Market Investment Option.

  ____ USAllianz VIP Money Market (If you do not check this box, your bonus amount will be allocated as indicated below on all future payments until you notify us of a change.


You may select up to 10 Investment Options. Use whole percentages. The allocations you indicate below will become your allocations on all future payments until you notify us of a change.


___%AIM V.I. Capital Appreciation       ___%PIMCO VIT High Yield Bond
___%AIM V.I. Growth                     ___%PIMCO VIT Stocks PLUS Growth
___%AIM V.I. International Equity           and Income
___%AIM V.I. Value                      ___% PIMCO VIT Total Return Bond

___%Alger American Growth               ___%Seligman Global Technology
___%Alger American Leveraged All Cap    ___%Seligman Small-Cap Value
___%Alger American Midcap Growth
___%Alger American Small Capitalization ___%Templeton Developing Markets
                                            Equity
                                        ___%Templeton Global Growth
___%Davis VA Financial                  ___%Templeton Pacific Growth
___%Davis VA Real Estate
___%Davis VA Value                      ___%USAllianz VIP Diversified Assets
                                        ___%USAllianz VIP Fixed Income
___%Franklin Growth and Income          ___%USAllianz VIP Global Opportunities
___%Franklin Rising Dividends Securities___%USAllianz VIP Growth
___%Franklin Small Cap                  ___%USAllianz VIP Money Market
___%Franklin U.S. Government
                                        ___%Van Kampen LIT Enterprise
___%J.P. Morgan International           ___%Van Kampen LIT Growth and Income
    Opportunities
___%J.P. Morgan U.S. Disciplined Equity ___%Allianz Life Fixed Account

___%Mutual Discovery Securities         ___TOTAL (Must equal 100%)
___%Mutual Shares Securities

___%Oppenheimer VA Global Securities
___%Oppenheimer VA High Income
___%Oppenheimer VA Main Street Growth &
     Income

You will be given any gains or losses on the bonus amounts allocated to this Contract. The bonus amounts will be allocated the same as your Purchase Payments.
______________________________________________________________________________

9. Guaranteed Minimum Protection Benefit Election

Traditional Guaranteed Minimum Protection Benefit
USAllianz Rewards automatically includes a basic Guaranteed Minimum
Death Benefit that is applicable to contracts owned for the benefit of an individual.
     The Traditional Guaranteed Minimum Death Benefit provides a death benefit
equal to the greater of:    1)  Contract  Value;
                            2)  Purchase  Payments less proportionate surrenders

This is the Contract default option. If you do not choose the option below, this will be the Protection Benefit on the Contract.
________________________________________________________________________________

Enhanced Guaranteed Minimum Protection Benefit (Optional)
You can choose the Enhanced Guaranteed Minimum Death Benefit. An additional charge is assessed to the Contract Owner for this option. Upon making your selection, it cannot be changed. This selection can only be made at the time of initial Purchase Payment. Refer to the Prospectus for additional information.

___The Enhanced Guaranteed Minimum Death Benefit provides a death benefit equal to the greater of:

 1)Contract Value;
 2)Purchase  Payments less  proportionate surrenders;
 3)The greatest Contract Anniversary adjusted by subsequent premiums less proportionate surrenders up to the Contract Owner's 81st birthday.

______________________________________________________________________________

10. INCOME DATE

  Selected Income Date  ___- 01 -___ The Income Date (Annuitization Date) may be
                                     no earlier than three  years
                                     after the Issue Date.
______________________________________________________________________________

11.TELEPHONE AUTHORIZATION

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to honor telephone instructions from the Contract Owner(s) to transfer contract values among the Investment Options and to disburse partial surrenders. For partial surrenders Allianz Life's sole responsibility is to send a check to the Contract Owner's address or wire the proceeds to the Contract Owner's account at a commercial bank (a savings bank may not be used) or to the Contract Owner's account at a member firm of a national securities exchange.

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to accept telephone instructions from the Registered Rep/Agent of Record for this contract and/or the Representative's Assistant(s)to transfer contract values among the Investment Options. If no selection is indicated, telephone access authorization will be permitted for the Contract Owner only. This authorization is subject to the terms and provisions in the contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

______________________________________________________________________________


12. BY SIGNING BELOW, THE CONTRACT OWNER UNDERSTANDS THAT OR AGREES TO

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my insurance investment objectives, financial situation, and financial needs. It is a long term commitment to meet insurance needs and financial goals. I understand that the annuity value for payments allocated to the variable Investment Options may increase or decrease depending on the contract's investment results, and that no minimum cash value is guaranteed on the variable Investment Options. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

___________________________________     ______________________________________
Contract Owner's Signature              Joint Owner's Signature (or Trustee,
  (or Trustee, if applicable)                                   if applicable)
___________________________________     ______________________________________
Signed At (City, State)                  Date Signed

____Please send me a Statement of Additional Information
______________________________________________________________________________

13.BY SIGNING BELOW, THE REGISTERED REPRESENTATIVE/AGENT CERTIFIES THAT

- -I am NASD registered and state licensed for variable annuity contracts in the state where this application is written and delivered; and
- -I provided the Contract Owner(s) with the most current Prospectus; and
- -To the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, attach a copy of each disclosure statement and list of companies involved.

___________________________________     ______________________________________
Registered Representative Name (Please  Registered Representative Name (Please
                                Print)                                  Print)
___________________________________     ______________________________________
Registered Representative Signature     Registered Representative Signature

___________________________________     ______________________________________
Broker Dealer Name                      Authorized signature of Broker Dealer
                                        (if required)

______________________________________________________________________________
Branch Address                          Branch Telephone Number


                                        Comm:  A B C (circle one)
______________________________________________________________________________

14.MAIL APPLICATIONS TO

For Regular Mail                        For Overnight Delivery

Allianz Life-USAllianz Service Center   Allianz Life-USAllianz Service Center
c/o PNC Bank                            c/o PNC Bank
Box 824240                              Attn:  Box 4240
Philadelphia, PA  19182-4240            Route 38 and East Gate Drive
                                        Moorestown, NJ    08057-4240
______________________________________________________________________________

15.HOME OFFICE USE ONLY  (EXCEPT IN WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Owner(s); however, any material change must be accepted in writing by the Contract Owner(s).

F40327